Exhibit 99.1

AITX's RAD Expands Higher Education Presence

Major Public Research University Indicates Potential for Significant Expansion Beyond the Initial Deployment

Detroit, Michigan, September 18, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced an order for seven RIO™ 360 solar-powered security systems through a RAD channel partner. The end user, a major public research university serving more than 25,000 undergraduate and graduate students, has indicated that the initial seven units represent the first of what could be several orders to achieve their total intended RAD solar security deployment.

RAD Expands Higher Education Presence
AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC ASSISTANCE DEVICES
SECURE

Artist’s depiction of a RIO 360 solar-powered security system deployed on a university campus.

"Seven RIO 360 systems represent a meaningful commitment, and the university's indication that this may be only the beginning makes this win even more significant," said Troy McCanna, Chief Security Officer and Chief Revenue Officer of RAD. "We are entering this relationship with scale and now have the opportunity to demonstrate RIO's value across the campus and earn the balance of the university's intended deployment."

Higher education represents a strong use case for RIO because campuses combine large, distributed footprints with parking areas, pedestrian corridors, residence halls, athletic facilities, construction zones and remote perimeter locations. RIO 360 combines two ROSA™ units on a portable, solar-powered platform, delivering 360-degree visibility and autonomous security capabilities without the need for permanent power infrastructure. Units can also be repositioned as campus activity, construction and security priorities change.

"We said earlier this week that ROSA is the foundation of RAD's stationary security platform, and this order provides further validation of that position," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "A seven-system RIO 360 order represents 14 ROSA units. This is exactly how our platform strategy is designed to work. ROSA succeeds as a standalone solution and scales through RIO, allowing one proven platform to support multiple configurations, markets and customer needs."

ROSA is a multiple award-winning, compact, self-contained and portable security and communication solution that can be installed and activated in approximately 15 minutes. ROSA's AI-driven security analytics include human, firearm and vehicle detection, license plate recognition, responsive digital signage, audio messaging, and complete integration with RAD's software suite of notification and autonomous response capabilities. Two-way communication is optimized for cellular connectivity and includes live video from ROSA's high-resolution, full-color, always-on cameras. RAD has published seven case studies detailing how ROSA has helped eliminate instances of theft, trespassing and loitering at construction sites, mobile home parks, retail centers, hospital campuses, and multi-family communities across the country.

Many of RAD's enterprise customers, dealers and integration partners require confidentiality regarding their identities, deployment locations or commercial relationships. These restrictions may prevent the Company from naming the parties involved or announcing individual orders. Accordingly, publicly announced orders may represent only a portion of RAD's order activity during any given period. The Company evaluates disclosure based on contractual obligations, customer permissions and the significance of the activity, while complying with applicable public disclosure requirements.

The Company invites prospective clients, channel partners, and industry participants to connect with its team to learn how RAD's solutions can support their security and operational objectives.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company's filings with the Securities and Exchange Commission.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding the anticipated manufacture, delivery, installation, activation and customer acceptance of the seven RIO 360 systems described above; the anticipated deployment of 14 ROSA units as components of those systems; the university's stated intention that the initial seven RIO 360 systems represent approximately one-third of its intended RAD solar security deployment; the possibility that the university may order additional systems and expand the deployment to approximately 21 RIO systems; the potential expansion of the customer relationship; the suitability and potential adoption of RIO and ROSA within higher education; and the expected contribution of RIO and ROSA to the Company's installed base, product portfolio and commercial growth.

Forward-looking statements are based on management's current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others: the possibility that the order is delayed, modified, cancelled or terminated; that the ordered systems are not manufactured, delivered, installed, activated or accepted within the anticipated period, or at all; delays involving component availability, production, transportation, customer site preparation, permitting, installation, software integration, commissioning or customer acceptance; the possibility that the university's intended deployment is delayed, reduced, modified or abandoned; the risk that the university or channel partner does not place additional orders or expand the deployment beyond the seven systems currently ordered; customer concentration and the loss of, or reduced purchases from, significant customers; the possibility that RIO, ROSA or other Company solutions do not achieve anticipated performance, adoption or commercial results; the Company's ability to fund operations, maintain production, support its installed base and scale its business; the Company's history of losses, negative working capital and stockholders' deficit; substantial doubt regarding the Company's ability to continue as a going concern; the Company's continued dependence on external financing, including variable-priced equity financing that results in dilution to existing stockholders; and the other risks described in Part I, Item 1A of the Company's most recent Annual Report on Form 10-K and in its subsequent filings with the Securities and Exchange Commission, available at www.sec.gov.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company. Because the Company is a penny stock issuer, the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995 is unavailable to it.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/